UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Illinois Street, Suite 500

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 906-4324

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2020, upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board of Directors (the “Board”) of Vir Biotechnology, Inc. (the “Company”) increased the size of the Board from 10 to11 members, and effective December 9, 2020 (the “Effective Date”), appointed Mr. Jeffrey Hatfield to fill the newly created vacancy to serve on the Board as a Class III director until the Company’s 2022 annual meeting of stockholders, and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Based upon the further recommendation of its Nominating Committee, the Board, also appointed Mr. Hatfield to serve as a member of its Audit Committee, with such appointment effective upon his appointment to the Board. Mr. Hatfield was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person.

Mr. Hatfield will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation policy that took effect in October 2019, as described in the Company’s definitive proxy statement for the 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 6, 2020. Pursuant to the automatic grant program under such policy, Mr. Hatfield was granted an option to purchase 46,500 shares of the Company’s common stock under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) on the Effective Date. One-third of the shares subject to such stock option will vest on the one-year anniversary of his initial appointment and thereafter the remainder of the shares subject to such stock option will vest monthly over a two-year period, subject to his continued service as a director through the applicable vesting dates, and acceleration in the event of a change of control as defined in the 2019 Plan. Such option grant has an exercise price equal to $29.43, the closing sales price of the Company’s common stock on the Effective Date as reported on The Nasdaq Global Select Market and a term of 10 years, subject to earlier termination for cessation of continuous service.

In connection with the aforementioned appointment to the Board, the Company entered into its standard indemnification agreement with Mr. Hatfield, which form indemnity agreement is filed as Exhibit 10.1 to the Company’s registration statement on Form S-1 (File No. 333-233604) filed with the SEC on September 3, 2019, which requires the Company, under the circumstances and to the extent provided for therein, to indemnify the indemnitee to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by his as a result of either of his being made a party to certain actions, suits, investigations and other proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vir Biotechnology, Inc.

Date: December 10, 2020	By:	/s/ Howard Horn
Howard Horn
Chief Financial Officer